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                                                                     EXHIBIT 5.1

                                FORM OF OPINION

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                           ONE SOUTHEAST THIRD AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 374-5600


                                 ________, 2000


ANC Rental Corporation
200 South Andrews Avenue
Ft. Lauderdale, FL 33301

Gentlemen:

     ANC Rental Corporation, a Delaware corporation (the "Company") has filed with the Securities and Exchange Commission a Registration Statement on Form
10, as amended (Registration No. 1-15421) (the "Registration Statement"), under the Securities Exchange Act of 1934, as amended (the "Act"). The Registration Statement relates to the distribution by the Company of approximately 45.1 million shares (the "Shares") of the Company's common stock, $0.01 par value per share, to the stockholders of AutoNation, Inc. in the form of a tax-free spin-off. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (i) the Company's Amended and Restated Certificate of Incorporation, and the Company's Amended and Restated Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the distribution of the Shares; (iii) the Registration Statement and schedules and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations we have assumed, without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinions expressed below, we have relied solely upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

     Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that the Shares, when distributed in accordance with that certain Separation and Distribution Agreement between the Company and AutoNation, Inc. will be validly issued, fully paid and non-assessable shares of common stock of the Company.

     Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. The opinions expressed herein concern only the effect of the General Corporation Law of the State of Delaware as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Validity of Securities" in the information statement comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder.


                                   Sincerely,


                                   -----------------------------------
                                   Akerman, Senterfitt & Eidson, P.A.